UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 7, 2012

Digital Domain Media Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-35325	27-0449505
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10250 SW Village Parkway, Port St. Lucie, Florida	34987
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (772) 345-8000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2012, John C. Textor, former Chief Executive Officer, Chairman of the Board and Director of Digital Domain Media Group, Inc. (the “Company”), furnished the Company with written correspondence concerning his resignation as a Director of the Company.  A copy of Mr. Textor’s correspondence is filed as Exhibit 17.1 to this Current Report on Form 8-K.

Item 8.01.   Other Events.

As previously disclosed, on August 29, 2012, Mr. Textor filed a Schedule 13D with the Securities and Exchange Commission in which he indicated that he is considering making a proposal for a strategic alternative transaction with the Company in which he or entities affiliated with him might participate.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibit

The following Exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

17.1	Letter from John C. Textor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Domain Media Group, Inc.

Dated: September 7, 2012	By:	/s/ Edwin C. Lunsford, III
Edwin C. Lunsford, III
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

17.1	Letter from John C. Textor